                                                                   Exhibit 10.10


                               CISCO SYSTEMS, INC.
                    PROJECT DEVELOPMENT AND LICENSE AGREEMENT

This Project Development and License Agreement ("Agreement") is made in California as of July 13, 1994, by and between Cisco Systems, Inc., a
California corporation having its principal place of business at 1525 O'Brien Drive, Menlo Park, CA, 94025, ("Cisco"), and Frontier Software Development, Inc. ("Frontier"), a Delaware corporation having its principal place of business at 1501 Main Street, Tewksbury, 01876.

The parties hereto agree as follows:

1.       Definitions.

"Derivative Work" means the incremental work constituting enhancements and modifications to the Software and/or works based on the source code developed as a result of a porting the Software to Cisco platforms.

"Software" shall mean Frontier's RMON software and Derivative Work, in machine readable binary and source code form, and all related documentation and tools necessary to use the software listed in Exhibit A.

"RMON Extensions" shall mean Frontier's proprietary RMON extensions in machine readable binary and source code form, and all related documentation and tools necessary to use the software listed in Exhibit A.

"NETscout Manager" shall mean Frontier's network management application software in machine readable binary form, and all documentation and tools necessary to use the network management application software listed in Exhibit A.

2.       Scope Of Work.

Frontier agrees to use commercially reasonable efforts to develop the Derivative Work for Cisco's platforms and modify the NETscout Manager to incorporate Cisco's OEM labeling requirements in accordance with the Specification and Project Plan ("Specifications") attached hereto as Exhibit A and the Project Schedule set forth in Exhibit B. Material changes in the Project Schedule or the Specifications may be agreed to by both of the Project Managers in writing from time to time during the port of the Software and RMON Extensions. Each party agrees to negotiate in good faith and in a reasonable manner to reach agreement for such changes or modifications. Frontier shall provide Cisco with periodic updates of the status of the development effort in such form as Frontier and Cisco deem appropriate.

Frontier designates NATE KALOWSKI as the Project Manager and Cisco designates JAYSHREE ULLAL as the Project Manager for this Agreement. Frontier designates NATE KALOWSKI as the Marketing Manager and Cisco designates MARK FARINO as the Marketing Manager for this Agreement. The Project Managers, or their representatives, shall meet on a regular basis throughout the development phase of this Agreement for the purpose of joint progress reporting and relationship/program management.

The parties agree to use commercially reasonable efforts to provide appropriate test equipment and engineering assistance to the other party for development of the Software. Test equipment shall be returned upon request of the loaning party.

3.       Acceptance Testing.

From the date of delivery of each development milestone for the Software and RMON Extensions, Cisco will have [*] to perform the acceptance tests specified in the Specifications on the products. If the Software and RMON Extensions do not conform to the Specifications, or do not otherwise pass the acceptance tests, Frontier must deliver a detailed plan of how and when the error will be corrected within [*] and must execute the plan if approved by Cisco. At each delivery until such products pass the final acceptance tests, Cisco may re-test the Software and RMON Extensions and Frontier agrees to best efforts cure the defects.

4.       License.

Subject to the terms and conditions hereof including payment, Frontier grants to Cisco a worldwide, irrevocable (except for breach of the terms of this license grant), perpetual, and non-exclusive license to use, modify, copy, market, distribute or otherwise dispose of the Software and RMON Extensions. The license granted hereunder shall include rights under any applicable patents, copyrights or trade secrets necessary to use the Software and RMON Extensions.

Frontier also grants Cisco a worldwide, non-exclusive license to market and distribute NETscout Manager under Cisco's label. The license granted hereunder shall include rights under any applicable patents, copyrights or trade secrets necessary to use the NETscout Manager.

5.       Restrictions.

In consideration of the License granted herein and a material inducement for Cisco's entering into this Agreement and paying the amounts required to be paid hereunder, Frontier agrees, that it will not, directly or indirectly, publicly announce or disclose any


[*]INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

agreement or undertaking relating to license or port of the Software or RMON Extensions or resale of NETscout Manager with the Cisco competitor's listed in Exhibit C. The foregoing restriction shall commence upon the execution date of this Amendment and continue for a period ending on the later of [*] after execution of this Agreement or [*] from delivery of beta Software and RMON Extensions that meets a mutually agreed upon test suite.

Cisco shall have no right to sublicense or cross license the Software and RMON Extensions as a standalone product. Subject to payment of the Software License Fees set forth in Exhibit D, Cisco shall full right to sublicense, cross-license or otherwise transfer Cisco protocols that incorporate the Software and RMON Extensions to any third party; provided however, such third party is restricted from extracting the Software and RMON Extensions from the Cisco protocols or otherwise using the Software and RMON Extensions apart from its use with Cisco's protocol without obtaining a license from Frontier.

6.       Title.

Title and full ownership rights to the RMON software and RMON Extensions shall remain solely with Frontier.

Title and full ownership rights to the Derivative Work developed hereunder shall vest solely with Cisco.

All rights, whether now existing or hereafter arising, which are not specifically granted to the receiving party hereunder are retained by their respective holders.

7. Price/Delivery.

Upon execution of this Agreement, Frontier shall deliver to Cisco one (1) copy of the Software and RMON Extensions in the format requested by Cisco.

In consideration of the development efforts and rights and licenses granted herein by Frontier, Cisco's shall pay to Frontier the license fees set forth in Exhibit D hereto.

All payments required by this Agreement are exclusive of sales, use, rental receipt, personal property or other taxes or excise taxes which may be levied or assessed in connection with this Agreement, and Cisco agrees to bear and be responsible for the payment of all such taxes, except taxes based on Frontier's income.


[*]INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

8. Support/Consulting.

During the first year of this Agreement, Frontier shall provide to Cisco maintenance, in the form of telephone hotline support, updates, revisions, bug fixes and new releases to the Software and RMON Extensions shall be provided at no charge. Thereafter, Cisco may purchase annual maintenance services for an annual maintenance fee of [*]. All updates, revisions, bug fixes and new releases provided to Cisco by Frontier shall be subject to the terms and conditions of this Agreement.

9.       Warranty.

Frontier warrants that the Software and the port of the RMON Extensions wild be designed in accordance with Specifications. Frontier warrants for a period of ninety days that the software modified or delivered by it will conform to the Specifications for the Software. In the event that Cisco reports a defect to Frontier, Frontier will use its best efforts to cure the defect within the reasonable time periods requested by Cisco.

Frontier warrants that it has and shall throughout the term of the Agreement have sufficient right, title and interest in the Software and RMON Extensions provided to the Cisco to enter into this Agreement and to grant the rights it has under this Agreement. Further, Frontier warrants that no additional rights or licenses will be necessary to exercise the rights granted hereunder.

EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS AGREEMENT, FRONTIER MAKES NO ADDITIONAL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

10.      Confidential Information.

Cisco acknowledges Frontier's representation that the Software and RMON Extensions and the design thereof constitutes a valuable trade secret to Frontier and agrees that the Software and RMON Extensions and the design thereof are provided in confidence as proprietary to Frontier, and such Software and RMON Extensions is provided solely for Cisco's and Cisco's sublicensees' nonexclusive use subject to the terms of this

[*]INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Agreement. Cisco agrees to employ the same degree of care, but not less than reasonable care, to protect the Software and RMON Extensions and RMON Extensions from unauthorized disclosure or use as Cisco uses to protect its own proprietary information of a similar kind and importance.

Cisco agrees that prior to disclosure of the Software, RMON Extensions or design thereof to any consultant or sublicensee it shall secure that third party's agreement to treat the Software and RMON Extensions as confidential information under restrictions at least as protective as the provisions of this Agreement. Cisco agrees that it will take appropriate action with its employees, consultants, and sublicensees by agreement or otherwise, to ensure that they will take appropriate steps to comply with their obligations with respect to use, copying, transference, protection and security of the Software and RMON Extensions.'

Cisco's obligations to hold the Software and RMON Extensions in confidence shall not apply to any part of the Software or RMON Extensions which:

a. is, or becomes, available to the public other than by breach of any obligation herein assumed by Cisco; or

b. is furnished to a third party by Frontier without restriction of the third party's right to disseminate the Software or RMON Extensions; or
c. is independently developed by Cisco without use or access to the Software, RMON Extensions and the design thereof, or
d. is disclosed to Cisco by a third party having the right to make such disclosure.

11.      Publicity.

Neither party shall disclose, advertise or publish the existence nor the terms or conditions of this Agreement, except to auditors, counsel, financing sources and in connection with a merger or sale of all or substantially all of such parties assets, without the prior written consent of the other party.

12.      Term and Termination.

This development portion of this Agreement shall commence on the date first set forth above and continue until a period of three (3) years. Either party may terminate this Agreement in the event the other party breaches any term or condition of this Agreement, and the breaching party fails to cure such breach within [*] of receipt of

[*]INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

notice from the nonbreaching party. Except as expressly set forth below, Sections 4, 5, 6, 7, 8, 10, 11, 13, 16 and Exhibit B shall survive any termination or expiration of this Agreement.

Solely in the event Frontier terminates this Agreement as a result of Cisco's unsecured breach of Section 4, 5 or Exhibit D, Cisco shall cease distributing and return the RMON Extensions and any copies thereof to Frontier within [*] of the effective date of termination. Cisco may retain a reasonable number of copies of the RMON Extensions for support purposes.

In no event shall termination or expiration of this Agreement affect Cisco's customers or partners sublicense rights in the Software and RMON Extensions.

13.      Intellectual Property Indemnification

Frontier warrants that it owns all rights to the Software and RMON Extensions and that the Software and RMON Extensions does not infringe upon or violate any patent, copyright or trade secret of any third party. If any claim of infringement is made by any third party against Cisco or its customers, Cisco shall promptly notify Frontier, and Frontier shall indemnify, defend, and hold Cisco harmless against any and all liability, losses, claims, expenses (including reasonable attorneys' fees), demands of any kind arising out of any such claim, whether or not that claim is successful, provided that Cisco (i) gives Frontier notice of such claim, (ii) cooperates with Frontier, at Frontier's expense, in the defense of such claim, and (iii) gives Frontier the right to control the defense and settlement of any such claim, except that Frontier shall not enter into any settlement that affects Cisco's rights or interest without Cisco's prior written approval. Cisco shall have no authority to settle any claim on behalf of Frontier.

If by reason of such infringement claim any patent, copyright or trade secret of any third party, Cisco or its customers shall be prevented or is likely to be prevented by legal means from selling or using the Software and RMON Extensions, or if, in Frontier's opinion, such claim is likely to occur, Frontier will use its best efforts, at its expense, to: (i) obtain all rights required to permit the sale or use of the Software and RMON Extensions by Cisco and its customers; or (ii) modify or replace such Software and RMON Extensions to make them noninfringing (and extend this indemnity thereto), provided that any such replacement or modified Software and RMON Extensions are satisfactory to Cisco. If Frontier using its best efforts, is unable to achieve either of the options set forth above within a reasonable period of time after the issuance of the injunction, Frontier shall promptly refund to Cisco all fees paid hereunder.

[*]INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

The foregoing indemnification shall not extend to any claim based solely upon the combination, operation or use of the Software or RMON Extensions supplied hereunder with equipment, devices or software not supplied by Frontier, or any alteration or modification of the Software and RMON Extensions supplied hereunder.

THE FOREGOING STATES THE ENTIRE OBLIGATION OF FRONTIER WITH RESPECT TO INFRINGEMENT OF PATENTS, COPYRIGHTS AND TRADE SECRETS.

14.      General.

No waiver of rights under this agreement by either party shall constitute a subsequent waiver of this or any other right under this Agreement.

Neither party shall be liable for any delay or failure in performance due to such acts of God, earthquake, labor disputes, riots, war, fire, epidemics, or transportation difficulties. The obligations and rights of the excused party shall be extended on a day to day basis for the time period equal to the period of the excusable delay.

Neither this Agreement nor any rights under this Agreement, other than monies due or to become due, shall be assigned or otherwise transferred by either party without the prior written consent of the other party. This Agreement may be transferred or otherwise assigned to any company or other entity which acquires all or substantially all of the assets of such party.

In the event that any of the terms of this Agreement become or are declared to be illegal by any Court or tribunal of competent jurisdiction, such term or terms shall be null and void and shall be deemed deleted from this Agreement. All the remaining terms of this Agreement shall remain in full force and effect provided, however, that if this paragraph becomes applicable and if the effect thereof is to substantially impair the value of this Agreement to either party, then the affected party may terminate this Agreement by written notice to the other.

This Agreement (including the Exhibits hereto) constitutes the entire Agreement between the parties hereto concerning the subject matter of this Agreement; and there are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. This Agreement may only be modified by a written document executed by the parties thereto.

Neither party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other party or bind the other party in any respect whatsoever.

This Agreement shall bind and insure to the benefit of the successors and permitted assigns of the parties.

This Agreement shall be interpreted and construed and legal relations created shall be determined in accordance with the Laws of the State of California.

15.      Joint Marketing

The parties agree to explore in good faith and, upon mutual consent of the parties, participate in appropriate marketing and sales activities to leverage each parties products. Such activities may include, but are not limited to, trade shows, product training, sales training and product literature.

16.      Notice.

Any notice which may be given by a party under this Agreement shall be in writing and shall be either delivered in person, U.S. Mailed, First Class, postage prepaid, air courier, or telex or facsimile to the party to be notified, at the address set forth below.

         If to Cisco:

                  Cisco Systems, Inc.
                  170 West Tasman Drive
                  San Jose, California 95134
                  Attn:  Vice President - Bus Dev

         If to Frontier.

                  Frontier Software Development, Inc.
                  1501 Main Street
                  Tewksbury, MA 01876.
                  Attn:  President

17.      Limitation of Liability.

IN NO EVENT SHALL EITHER PARTY BE LIABLE, EXCEPT FOR CLAIMS ARISING UNDER
SECTION 13 INTELLECTUAL PROPERTY INDEMNIFICATION OR CLAIMS OF PERSONAL INJURY OR DAMAGE TO TANGIBLE PERSONAL PROPERTY RESULTING FROM HE NEGLIGENT ACTS OR OMISSIONS OF EITHER PARTY, FOR AN AMOUNT WHICH EXCEEDS [*].

[*]INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS, OR LOST DATA, OR ANY OTHER INDIRECT DAMAGES EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY THEREOF.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

CISCO SYSTEMS, INC.                       FRONTIER SOFTWARE
                                          DEVELOPMENT, INC.


By: /s/ Mario Mazzola                     By: /s/ Narendra Popat
    -------------------------------               ------------------------------

Name: Mario Mazzola                       Name: Narendra Popat
      -----------------------------             --------------------------------

Title: V.P. WBU                            Title: President
       ----------------------------               ------------------------------

                                    Exhibit A

                    [Insert list of deliverables/code lists]




                                Statement of Work
                       (This section supports Exhibit A&B)

[*]


[*]INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                    Exhibit B

                        [Insert Software Specifications]

                                    Exhibit C
[*]



[*]INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                    Exhibit D


1.       Software License Fees.

Cisco agrees to pay to Frontier a Software License Fee for object code copies of the Frontier's Proprietary RMON Extensions distributed to any third party coincident with the sale of Cisco technology in accordance with the following schedule:

CHASSIS type                     LICENSE fee

[*]                              [*]per card running Frontier's Proprietary RMON
                                 Extensions (Not to exceed ([*] per chassis)
All other Cisco platforms        [*] per chassis running Frontier's Proprietary
                                 RMON Extensions

2.       NETscout Manager License Fees.

Frontier agrees that Cisco shall receive a [*] Frontier's published list price for NETscout Manager sold to any third party.

3.       License Fees Payment Terms.

Cisco shall provide Frontier with report which shall be sufficient to allow Frontier to verify the Software License Fees due and payment of such Software License Fees within [*] of the end of each calendar quarter.

If at any time during the term of this Agreement Frontier enters into an agreement with any party under [*] than those provided to Cisco herein, Frontier shall within [*] its acceptance of the new agreement with the other party, notify Cisco of such agreement. Within [*] of receipt of Frontier's notice, Cisco may give written notice to Frontier that this Agreement is [*] Cisco with the [*] provided to the other party. Such [*] shall be made [*] of the other party's agreement.

[*]INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.